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                                                            Exhibit 10.18



                                 FIRST AMENDMENT

                                       TO

                         KEYCORP 1997 STOCK OPTION PLAN
                                  FOR DIRECTORS

The KeyCorp 1997 Stock Option Plan for Directors is hereby amended by deleting current Section 7(a) as set forth below and substituting therefor new Section 7(a) as set forth below.

Current Section 7(a) (Deleted)
------------------------------

         (a) Options on 3,500 KeyCorp Common Shares shall automatically be granted annually on the third business day following the date of the earnings release of KeyCorp for the first quarter of each year, commencing in 1998, to those persons who are then serving as Directors of KeyCorp and who are not then employees or officers of KeyCorp.

New Section 7(a) (Added)
------------------------

         (a) Options on KeyCorp Common Shares shall automatically be granted annually on the third business day following the date of the earnings release of KeyCorp for the first quarter of each year, commencing in 1998, to those persons who are then serving as Directors of KeyCorp and who are not then employees or officers of KeyCorp. The options granted to each Director on an annual basis shall, as of the option grant date, have a value equal to 2.75 times the annual cash retainer payable to a Director in the year of the option grant (and the value of the options shall be determined in accordance with the formula set forth in Exhibit A to this Plan, which formula is intended to approximate on a simplified basis the Black-Scholes value of the options).

The KeyCorp 1997 Stock Option Plan for Directors is amended by adding Exhibit A thereto in the form of Exhibit A to this First Amendment.

The amendment of the KeyCorp 1997 Stock Option Plan for Directors as contemplated above was approved by the Equity Based Compensation Subcommittee of the Compensation and Organization Committee of KeyCorp at a meeting held on November 19, 1997.

                                               KEYCORP

                                          By /s/ Thomas E. Helfrich
                                            -------------------------------
                                           Thomas E. Helfrich
                                           Executive Vice President
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                                    EXHIBIT A

Formula                                                          Example
-------                                                          -------

Amount of annual  cash  retainer                                 $  27,000
payable  to a  director  in year
of option grant

multiply by 2.75                                                 X    2.75
                                                                 ----------
                                                                    74,250

multiply by 3                                                    X        3
                                                                 ----------
                                                                    222,750

divide  by  Fair  Market   Value

(mean   between   high  and  low
sales  price per  Common  Share)                                         65
                                                                 ----------
of a  Common  Share  on the date
of the option grant

                                                                      3,426

round   up  to   nearest   whole
number  divisible  by 100.  This

would be the  number  of  common                                      3,500
Shares  covered  by the  options                                     Common
grant to each Director.                                              Shares